UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2025

Cencora, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 West First Avenue Conshohocken, PA		19428-1800
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(610) 727-7000

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	COR	New York Stock Exchange (NYSE)
2.875% Senior Notes 2028	COR	New York Stock Exchange (NYSE)
3.625% Senior Notes 2032	COR	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment and Restatement of Revolving Credit Facility

On June 4, 2025, Cencora, Inc. (the “Company”) and its subsidiaries BP Pharmaceuticals Laboratories Unlimited Company and Innomar Strategies Inc. entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) to amend and restate the Amended and Restated Credit Agreement, dated as of October 9, 2024, among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the Company and such subsidiaries obtained a senior unsecured multi-currency revolving credit facility (the “Revolving Credit Facility”).

The Revolving Credit Facility was amended and restated to, among other things, (i) increase the aggregate amount of the commitments thereunder to $4.5 billion, (ii) extend the maturity date to June 4, 2030, and (iii) make certain changes to the covenants, representations and warranties and other provisions contained therein.

Interest on borrowings under the Revolving Credit Facility accrue at specified rates based on the Company’s public debt ratings by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch, Inc., and pursuant to the Amended and Restated Credit Agreement, ranges from 69.5 basis points to 110 basis points over Term SOFR, Adjusted Term CORRA, Adjusted EURIBO Rate, and the RFR, as applicable, and 0 basis points to 10 basis points over the alternate base rate and Canadian prime rate, as applicable, in each case, as determined in accordance with the provisions of the Revolving Credit Facility. The Company has agreed to pay facility fees to maintain the availability under the Revolving Credit Facility at specified rates based on its public debt ratings, ranging from 5.5 basis points to 15 basis points, annually, of the total commitments of the lenders thereunder. The Company has the right to prepay borrowings under the Revolving Credit Facility at any time, in whole or in part and without premium or penalty (other than, if applicable, any breakage costs), provided that the amount of any such prepayment meets certain minimum thresholds. The Company may also choose to reduce its commitments under the Revolving Credit Facility at any time. The Revolving Credit Facility contains affirmative and negative covenants and includes limitations on indebtedness of subsidiaries, liens, fundamental changes, asset sales and a covenant requiring compliance with a financial leverage ratio not to exceed 4.00 to 1.00 as of the last day of any fiscal quarter (which may be increased to 4.50 to 1.00 at the Company’s election as of the last day of the fiscal quarter of the Company during which a material acquisition that involves payment of cash consideration of at least $500 million is consummated (“Material Acquisition”) and the last day of the first, second and third full fiscal quarters of the Company ending after the date of the consummation of such Material Acquisition). The Company may obtain letters of credit under the Revolving Credit Facility up to a maximum amount of $100 million. The amount of the Company’s outstanding letters of credit reduces availability under the Revolving Credit Facility. The Company may use the funds provided under the Revolving Credit Facility for general corporate purposes of the Company and its subsidiaries. The Revolving Credit Facility contains certain representations, warranties and events of default (which are, in some cases, subject to certain exceptions, thresholds and grace periods) including, but not limited to, non-payment of principal and interest, failure to perform or observe covenants, breaches of representations and warranties and certain bankruptcy-related events.

The foregoing description of the changes made to the Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Certain of the lenders under the Revolving Credit Facility and their affiliates have various relationships with the Company and have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to the Company and its affiliates in the ordinary course of business for which they have received and may continue to receive fees and commissions. In particular, J.P. Morgan Securities LLC, an affiliate of JPMorgan Chase Bank, N.A., BofA Securities, Inc., an affiliate of Bank of America, N.A., Wells Fargo Securities, LLC, an affiliate of Wells Fargo Bank, N.A., and Morgan Stanley & Co. LLC, an affiliate of Morgan Stanley Bank, N.A., have served as joint book-running managers, and certain affiliates of the other lenders have served as underwriters, in connection with past senior note offerings by the Company, and such affiliates may serve similar roles in future securities offerings by the Company.

Amendment of Term Loan Facility

On June 4, 2025, the Company entered into an amendment to the Term Credit Agreement (the “Term Credit Amendment”) to amend the Term Credit Agreement, dated as of November 26, 2024, among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent (the “Term Credit Agreement”, as amended by the Term Credit Amendment, the “Amended Term Credit Agreement”), pursuant to which the Company and such subsidiaries obtained a senior unsecured term facility (the “Term Loan”).

The Term Loan was amended to, among other things, conform certain of its terms to corresponding terms in the Amended and Restated Credit Agreement.

The Term Loan bears interest at a rate equal to either an adjusted Term SOFR rate plus an applicable margin or an alternate base rate plus an applicable margin, in each case based on the Company’s public debt ratings by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch, Inc. Such applicable margins range from 87.5 basis points to 137.5 basis points over the adjusted Term SOFR rate and 0 basis points to 37.5 basis points over the alternate base rate, in each case, as determined in accordance with the provisions of the Amended Term Credit Agreement. The Company has the right to prepay the Term Loan at any time, in whole or in part and without premium or penalty (other than, if applicable, any breakage costs). The Company may also choose to reduce its commitments under the Term Loan at any time.

The Term Credit Agreement contains certain affirmative and negative covenants, and includes limitations on indebtedness of subsidiaries, liens, fundamental changes, asset sales and a covenant requiring compliance with a financial leverage ratio not to exceed 4.00 to 1.00 as of the last day of any fiscal quarter (which may be increased to 4.50 to 1.00 at the Company’s election as of the last day of the fiscal quarter of the Company during which a Material Acquisition is consummated and the last day of the first, second and third full fiscal quarters of the Company ending after the date of the consummation of such Material Acquisition). The Term Credit Agreement also contains customary events of default (which are in some cases subject to certain exceptions, thresholds and grace periods) including, but not limited to, nonpayment of principal and interest, failure to perform or observe covenants, breaches of representations and warranties and certain bankruptcy-related events.

The foregoing description of the Term Credit Amendment does not purport to be complete and is qualified in its entirety by reference to the Term Credit Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

On June 4, 2025, the Company terminated the Credit Agreement, dated as of November 26, 2024, among the Company, the lenders party thereto and Bank of America, N.A., pursuant to which it had obtained a $1.0 billion senior unsecured revolving credit facility, which was scheduled to expire on January 1, 2026 (the “364 Day Credit Agreement”). The 364 Day Credit Agreement was established to provide funds for the general corporate purposes of the Company and its subsidiaries.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of June 4, 2025, among Cencora, Inc., the borrowing subsidiaries party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
10.2	Amendment No. 1 to Term Credit Agreement, dated as of June 4, 2025, among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENCORA, INC.

June 6, 2025	By:	/s/ James F. Cleary
	Name:	James F. Cleary
	Title:	Executive Vice President & Chief Financial Officer